SECOND AMENDMENT TO THE
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                 1987 STOCK OPTION PLAN AS AMENDED AND RESTATED


     WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 1987 Stock Option Plan as Amended and Restated (the "Plan") to revise the definition of "Change of Control."

NOW, THEREFORE, Paragraph (b)(i) of Section 18 of the Plan is hereby deleted in its entirety and the following is inserted in its place:


         (i) "Change in Control" shall mean the occurrence during the term of the Plan of any one of the following events:

                  (1) An acquisition (other than directly from Company) of any common stock or other "Voting Securities" (as hereinafter defined) of Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of Company's common stock or the combined voting power of Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (A) "Voting Securities" shall mean Company's outstanding voting securities entitled to vote generally in the election of directors and (B) a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Company (for purposes of this definition, a "Subsidiary"), (ii) Company or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (2) The individuals who as of September 13, 1996 are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" as described in Rule 14a-11 promulgated under the
                             Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (3)      The consummation of:

                           (A) A merger, consolidation or reorganization involving Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of
                                    Company where:

     (i) the stockholders of Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

     (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

     (iii) no Person other than (w) Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by Company, the Surviving Corporation, or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of Company, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

     (B) A complete liquidation or dissolution of Company; or

     (C) The sale or other disposition of all or substantially all of the assets of Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Company, and after such share acquisition by Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.



IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 13th day of September, 1996.


COUNTRYWIDE CREDIT INDUSTRIES, INC.



By:_________________________
         Sandor E. Samuels
         Managing Director



Attest:  _____________________
                  Gwen J. Eells
                  Assistant Secretary


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